Exhibit 25.9

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

240 Greenwich Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

(Exact name of obligor as specified in its charter)

Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Piet Heinkade 107 1019 GM Amsterdam, Netherlands Attention: Bibianne Bon
(Address of principal executive offices)	(Zip code)

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of obligor as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

124 Dvora Hanevi’a Street Tel Aviv, 6944020, Israel
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

and Guarantees of Senior Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229494).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-229519).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and State of Pennsylvania, on the 21st day of October 2021.

THE BANK OF NEW YORK MELLON

By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Agent

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2021, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,418,000
Interest-bearing balances	142,659,000
Securities:
Held-to-maturity securities	52,321,000
Available-for-sale debt securities	102,839,000
Equity securities with readily determinable fair values not held for trading	67,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	13,933,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	29,525,000
LESS: Allowance for loan and lease losses	229,000
Loans and leases held for investment, net of allowance	29,296,000
Trading assets	11,289,000
Premises and fixed assets (including capitalized leases)	2,938,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	1,603,000
Direct and indirect investments in real estate ventures	0
Intangible assets	6,971,000
Other assets	16,203,000

Total assets	384,538,000

Dollar amounts in thousands
LIABILITIES

Deposits:
In domestic offices	214,188,000
Noninterest-bearing	90,927,000
Interest-bearing	123,261,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	124,493,000
Noninterest-bearing	7,607,000
Interest-bearing	116,886,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	4,801,000
Trading liabilities	2,813,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	473,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	8,793,000

Total liabilities	355,561,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,690,000
Retained earnings	16,688,000
Accumulated other comprehensive income	-536,000
Other equity capital components	0
Total bank equity capital	28,977,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	28,977,000

Total liabilities and equity capital	384,538,000

I, Emily Portney, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Emily Portney

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors